UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2009

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, TULSA, OK	74135
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Matrix Service Company 2004 Stock Incentive Plan

On October 23, 2009, the stockholders of Matrix Service Company (the “Company”) approved Amendment Three to the Matrix Service Company 2004 Stock Incentive Plan (the “Plan”). The purpose of the Amendment three was to (i) increase the total number of shares of common Stock available for issuance under the Plan from 1,200,000 to 2,300,000 shares, (ii) add new language to the Plan specifically prohibiting the Compensation Committee, without prior stockholder approval, from effecting and “repricing” of any award under the plan and (iii) add award limits for awards other than options and stock appreciation rights.

A more detailed description of Amendment Three to the Matrix Service Company 2004 Stock Incentive Plan is contained in the Company’s Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on September 11, 2009. Amendment Three is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference as though fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10	Amendment No. 3 to Matrix Service Company 2004 Stock Incentive Plan (filed as Exhibit A to Schedule 14A filed on September 11, 2009 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 28, 2009	By:	/S/ KEVIN S. CAVANAH
Kevin S. Cavanah
Vice President – Accounting & Financial Reporting and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment No. 3 to Matrix Service Company 2004 Stock Incentive Plan (filed as Exhibit A to Schedule 14A filed on September 11, 2009 and incorporated by reference herein).